ESAB Corporation Announces First Quarter 2024 Results

•Record first quarter sales and margin performance
•EBX expected to drive improved full year margins
•Strengthened balance sheet with successful bond offering
•Completed acquisition of Sager S. A. and announced agreement to acquire SUMIG Ltda

North Bethesda, MD, May 1, 2024 -- ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a focused premier industrial compounder, today announced financial results for the first quarter of 2024.

ESAB reported first quarter sales of $690 million, an increase of 1% on a reported basis or 2% higher core organic growth before acquisitions and currency translation impacts, as compared to the prior year. ESAB also reported first quarter net income from continuing operations attributable to ESAB of $61 million or $1.00 diluted earnings per share and core adjusted net income of $74 million or $1.20 diluted earnings per share. Core adjusted EBITDA of $123 million rose 9% and margins expanded 140 basis points to 18.8%, both as compared to the prior year quarter.

“ESAB is off to a great start to 2024, with our results reflecting the power of ESAB Business Excellence to drive growth and margin expansion,” stated Shyam P. Kambeyanda, President and CEO of ESAB. “We also strengthened our balance sheet by successfully completing a bond offering, positioning us well to execute our compounder strategy. During the quarter, we completed the acquisition of Sager and announced an agreement to acquire SUMIG. These acquisitions are faster growing, less cyclical and higher margin businesses that expand our light automation, equipment and repairs and maintenance portfolio in the Americas. We are confident in our outlook for the remainder of the year and continue to make great strides towards achieving our 2028 goals.”

ESAB Full Year 2024 Outlook

ESAB expects total core sales growth of 1.5% to 3.5%, core organic sales growth of 2.5% to 4.5%, M&A of ~0.5% and FX of ~(1.5)%. ESAB raised its estimated core adjusted EBITDA to $500 to $520 million and core adjusted EPS to $4.75 to $4.95, up from our prior guidance of core adjusted EBITDA of $495 to $515 million and core adjusted EPS of $4.65 to $4.85.

About Sager S.A. and SUMIG Ltda

On February 26, 2024, the Company completed the acquisition of Sager S.A., a welding repair and maintenance product and service provider in South America, which is expected to generate approximately $10 million of sales in 2024. On April 30, 2024, the Company reached an agreement to acquire SUMIG Ltda, a South American light automation and equipment business, with approximately $30 million of sales in the last twelve months. This acquisition is expected to be completed during the second half of 2024.

About ESAB Corporation

Founded in 1904, ESAB Corporation is a focused premier industrial compounder. The Company’s rich history of innovative products, workflow solutions and its business system ESAB Business Excellence (“EBX”), enables the Company’s purpose of Shaping the world we imagineTM. ESAB Corporation is based in North Bethesda, Maryland and employs approximately 9,000 associates and serves customers in approximately 150 countries. To learn more, visit www.ESABcorporation.com.

Conference Call and Webcast

The Company will hold a conference call to discuss its first quarter 2024 results beginning at 8:00 a.m. Eastern on Wednesday, May 1, 2024, which will be open to the public by calling +1-888-550-5302 (U.S. callers) and +1-646-960-0685 (International callers) and referencing the conference ID number 4669992 and through webcast via ESAB’s website www.ESABcorporation.com under the “Investors” section. Access to a supplemental slide presentation can also be found on ESAB's website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call. The Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2024, filed May 1, 2024, is also available on ESAB’s website under the “Investors” section.

Non-GAAP Financial Measures and Other Adjustments

ESAB has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). ESAB presents some of these non-GAAP financial measures including and excluding Russia due to economic and political volatility caused by the war in Ukraine, which results in enhanced investor interest in this information. Core non-GAAP financial measures exclude Russia for the three months ended March 29, 2024 and March 31, 2023. These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, Core adjusted net income from continuing operations, adjusted EBITDA (earnings before interest, taxes, pension settlement losses, Restructuring and other related charges, acquisition-amortization and other related charges and depreciation and other amortization), Core adjusted EBITDA, organic sales growth, Core organic sales growth, adjusted free cash flow and ratios based on the foregoing measures. ESAB also provides adjusted EBITDA and adjusted EBITDA margin on a segment basis, as well as Core adjusted EBITDA and Core adjusted EBITDA margin on a segment basis.

Adjusted net income from continuing operations represents Net income from continuing operations attributable to ESAB Corporation, excluding Restructuring and other related charges, acquisition-amortization and other related charges and pension settlement losses. Adjusted net income, includes the tax effect of non-GAAP adjusting items at applicable tax rates and excludes the impact of discrete tax charges or gains in each period. ESAB also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations. Adjusted net income per diluted share from continuing operations is a calculation of adjusted net income from continuing operations over the weighted-average diluted shares outstanding. ESAB also presents Core adjusted net income from continuing operations and Core adjusted net income per share - diluted from continuing operations, which are subject to the same adjustments as Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations, further removing the impact of Russia for the three months ended March 29, 2024 and the March 31, 2023.
Adjusted EBITDA, excludes from Net income from continuing operations, the effect of Income tax expense, Interest expense (income) and other, net, Restructuring and other related charges, acquisition-amortization and other related charges, pension settlement losses and depreciation and other amortization. ESAB presents adjusted EBITDA margins, which are subject to the same adjustments as adjusted EBITDA. Further, ESAB presents these non-GAAP performance measures on a segment basis, which excludes the impact of Restructuring and other related charges, separation costs, acquisition-amortization and other related charges, pension settlement losses and depreciation and other amortization from operating income. ESAB also presents Core adjusted EBITDA and Core adjusted EBITDA margins, which are subject to the same adjustments as Adjusted EBITDA and Adjusted EBITDA margins, respectively, further removing the impact of Russia for the three months ended March 29, 2024 and the March 31, 2023.

ESAB presents organic sales growth, which excludes the impact of acquisitions and foreign exchange rate fluctuations and presents core organic sales growth, which further excludes the impact of the Russia business for the three months ended March 29, 2024 and March 31, 2023 from core organic sales growth.

Adjusted free cash flow represents cash flows from operating activities excluding cash outflows related to the Company’s separation from Enovis Corporation and discontinued operations, less Purchases of property, plant and equipment net of proceeds from sale of certain properties. Cash conversion represents Adjusted free cash flow divided by Adjusted net income from continuing operations.

These non-GAAP financial measures assist ESAB management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to unusual events or discrete restructuring plans and other initiatives that are fundamentally different from the ongoing productivity and core business of the Company.

ESAB management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Forward Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the war in Ukraine and escalating geopolitical tensions; impact of supply chain disruptions; the impact of creditworthiness and financial viability of customers; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as well as other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact:
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098

Media Contact:
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092

ESAB CORPORATION
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 29, 2024	March 31, 2023

Net sales	$689,744	$684,000
Cost of sales	434,717	436,611
Gross profit	255,027	247,389
Selling, general and administrative expense	142,450	147,282
Restructuring and other related charges	1,924	9,444
Operating income	110,653	90,663
Pension settlement loss	12,155	—
Interest expense and other, net	17,091	19,510
Income from continuing operations before income taxes	81,407	71,153
Income tax expense	18,504	37,024
Net income from continuing operations	62,903	34,129
Loss from discontinued operations, net of taxes	(1,309)	(913)
Net income	61,594	33,216
Income attributable to noncontrolling interest, net of taxes	(1,643)	(1,313)
Net income attributable to ESAB Corporation	$59,951	$31,903
Earnings (loss) per share – basic
Income from continuing operations	$1.01	$0.54
Loss on discontinued operations	$(0.02)	$(0.02)
Net income per share	$0.99	$0.52
Earnings (loss) per share – diluted
Income from continuing operations	$1.00	$0.54
Loss on discontinued operations	$(0.02)	$(0.02)
Net income per share – diluted	$0.98	$0.52

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended
	March 29, 2024	March 31, 2023
Adjusted Net Income	(Dollars in millions, except per share data)
Net income from continuing operations (GAAP)	$62.9	$34.1
Less: Income attributable to noncontrolling interest, net of taxes	1.6	1.3
Net income from continuing operations attributable to ESAB Corporation (GAAP)	$61.3	$32.8
Restructuring and other related charges – pretax(1)	1.9	9.4
Acquisition-amortization and other related charges – pretax(2)	7.7	9.3
Pension settlement loss – pretax	12.2	—
Tax effect on above items(3)	(5.3)	(4.2)
Discrete tax adjustments(4)	—	19.6
Adjusted net income from continuing operations (non-GAAP)	$77.8	$66.9
Adjusted net income from continuing operations attributable to Russia (non-GAAP)(5)	4.2	3.6
Core adjusted net income from continuing operations (non-GAAP)	$73.6	$63.3
Adjusted net income margin from continuing operations	11.3%	9.8%

Adjusted Net Income Per Share
Net income per share – diluted from continuing operations (GAAP)	$1.00	$0.54
Restructuring and other related charges – pretax(1)	0.03	0.16
Acquisition-amortization and other related charges – pretax(2)	0.13	0.15
Pension settlement loss – pretax	0.20	—
Tax effect on above items(3)	(0.09)	(0.07)
Discrete tax adjustments(4)	—	0.32
Adjusted net income per share – diluted from continuing operations (non-GAAP)	$1.27	$1.10
Adjusted net income per share – diluted from continuing operations attributable to Russia (non-GAAP)(5)	0.07	0.06
Core adjusted net income per share – diluted from continuing operations (non-GAAP)	$1.20	$1.04
__________
(1) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, impairment of long-lived assets and other costs in connection with the closure and optimization of facilities and product lines.
(2) Includes transaction expenses, amortization of intangibles, fair value charges on acquired inventories and integration expenses.
(3) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the proceeding line items of the table. ESAB estimates the tax effect of each adjustment item by applying ESAB’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
(4) For 2023, discrete tax adjustments include the impact of net discrete tax expenses related to dividend withholding tax and the impact of an uncertain tax position due to an adverse court ruling in a foreign jurisdiction.
(5) Represents Russia contribution for the three months ended March 29, 2024 and March 31, 2023, respectively.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended March 29, 2024
	Americas	EMEA & APAC	Total
	(Dollars in millions)(1)
Net income from continuing operations (GAAP)			$62.9
Income tax expense			18.5
Interest expense and other, net			17.1
Pension settlement loss			12.2
Operating income (GAAP)	$46.0	$64.7	$110.7
Adjusted to add
Restructuring and other related charges(2)	0.2	1.7	1.9
Acquisition-amortization and other related charges(3)	4.4	3.3	7.7
Depreciation and other amortization	3.5	5.3	8.8
Adjusted EBITDA (non-GAAP)	$54.1	$75.0	$129.1
Adjusted EBITDA attributable to Russia (non-GAAP)(4)	—	5.9	5.9
Core adjusted EBITDA (non-GAAP)	$54.1	$69.1	$123.2
Adjusted EBITDA margin (non-GAAP)	18.3%	19.1%	18.7%
Core adjusted EBITDA margin (non-GAAP)(5)	18.3%	19.2%	18.8%
__________
(1) Numbers may not sum due to rounding.
(2) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, impairment of long-lived assets and other costs in connection with the closure and optimization of facilities and product lines.
(3) Includes transaction expenses, amortization of intangibles, fair value charges on acquired inventories and integration expenses.
(4) Numbers calculated following the same definition as Adjusted EBITDA for total Company.
(5) Net sales were $33.6 million relating to Russia for the three months ended March 29, 2024.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended March 31, 2023
	Americas	EMEA & APAC	Total
	(Dollars in millions)(1)
Net income from continuing operations (GAAP)			$34.1
Income tax expense			37.0
Interest expense and other, net			19.5
Operating income (GAAP)	$39.9	$50.8	$90.7
Adjusted to add
Restructuring and other related charges(2)	0.9	8.5	9.4
Acquisition-amortization and other related charges(3)	5.3	4.0	9.3
Depreciation and other amortization	3.3	5.3	8.6
Adjusted EBITDA (non-GAAP)	$49.4	$68.5	$118.0
Adjusted EBITDA attributable to Russia (non-GAAP)(4)	—	5.3	5.3
Core adjusted EBITDA (non-GAAP)	$49.4	$63.2	$112.7
Adjusted EBITDA margin (non-GAAP)	17.0%	17.5%	17.2%
Core adjusted EBITDA margin (non-GAAP)(5)	17.0%	17.8%	17.4%
(1) Numbers may not sum due to rounding.
(2) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, impairment of long-lived assets and other costs in connection with the closure and optimization of facilities and product lines.
(3) Includes transaction expenses, amortization of intangibles, fair value charges on acquired inventories and integration expenses.
(4) Numbers calculated following the same definition as Adjusted EBITDA for total Company.
(5) Net sales were $37.1 million relating to Russia for the three months ended March 31, 2023.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Sales
Dollars in millions
(Unaudited)

	Sales Growth(1)
	Americas		EMEA & APAC		Total ESAB
	$	Change %	$	Change %	$	Change %
For the three months ended March 31, 2023	$291.6		$392.4		$684.0
Components of Change:
Existing businesses (organic sales growth)(2)	8.9	3.1%	7.7	2.0%	16.6	2.4%
Acquisitions(3)	0.9	0.3%	0.1	—%	1.0	0.1%
Foreign Currency translation(4)	(5.3)	(1.8)%	(6.6)	(1.7)%	(11.9)	(1.7)%
Total sales growth	4.5	1.5%	1.3	0.3%	5.7	0.8%
For the three months ended March 29, 2024	$296.0		$393.7		$689.7
(1) Numbers may not sum due to rounding.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Core Sales Growth(1)(5)
	Americas		EMEA & APAC		ESAB
	$	Change %	$	Change %	$	Change %
For the three months ended March 31, 2023	$291.6		$355.3		$646.9
Components of Change:
Existing businesses (core organic sales growth)(2)	8.9	3.1%	4.1	1.2%	13.0	2.0%
Acquisitions(3)	0.9	0.3%	0.1	—%	1.0	0.2%
Foreign Currency translation(4)	(5.3)	(1.8)%	0.5	0.1%	(4.8)	(0.7)%
Total core sales growth	4.5	1.5%	4.7	1.3%	9.2	1.4%
For the three months ended March 29, 2024	$296.0		$360.1		$656.1
(1) Numbers may not sum due to rounding.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.
(5) Represents sales excluding Russia for the three months ended March 29, 2024 and March 31, 2023, respectively.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow
Dollars in millions
(Unaudited)

	Three Months Ended
	March 29, 2024	March 31, 2023

Net cash provided by operating activities (GAAP)	$44.5	$38.1
Purchases of property, plant and equipment (GAAP)	(7.4)	(7.7)
Payments related to the Separation(1)	—	4.4
Payments related to discontinued operations	3.7	5.4
Adjusted free cash flow (non-GAAP)	$40.8	$40.2
(1) Separation payments relate to one-time non-recurring professional fees and employee costs incurred in the planning and execution of the Separation from Enovis.

ESAB CORPORATION
2024 Outlook
Dollars in millions
(Unaudited)

ESAB 2024 Outlook
	Previous Guidance	New Guidance
2023 Core net sales	$2,620.9	$2,620.9
Organic growth	2.5%-4.5%	2.5%-4.5%
Acquisitions	—%	0.5%
Currency	(1.0)%	(1.5)%
2024 Core net sales growth range	1.5%-3.5%	1.5%-3.5%

2023 Core adjusted EBITDA	$482.7	$482.7
2024 Core adjusted EBITDA range	$ 495-$515	$ 500-$520

2023 Core adjusted EPS	$4.46	$4.46
2024 Core adjusted EPS range	$ 4.65-$4.85	$ 4.75-$4.95

ESAB CORPORATION
CONSOLIDATED AND CONDENSED BALANCE SHEETS
Dollars in thousands
(Unaudited)

	March 29, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,495	$102,003
Trade receivables, less allowance for credit losses of $25,424 and $25,477	430,149	385,198
Inventories, net	405,601	392,858
Prepaid expenses	60,415	61,771
Other current assets	70,088	55,890
Total current assets	1,042,748	997,720
Property, plant and equipment, net	290,431	294,305
Goodwill	1,586,943	1,588,331
Intangible assets, net	484,219	499,535
Lease assets - right of use	94,162	95,607
Other assets	328,986	353,131
Total assets	$3,827,489	$3,828,629

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$338,399	$306,593
Accrued liabilities	292,903	313,489
Total current liabilities	631,302	620,082
Long-term debt	992,798	1,018,057
Other liabilities	521,011	542,833
Total liabilities	2,145,111	2,180,972
Equity:
Common stock - $0.001 par value - Authorized 600,000,000, 60,424,421 and 60,295,634 shares outstanding as of March 29, 2024 and December 31, 2023, respectively	60	60
Additional paid-in capital	1,881,534	1,881,054
Retained earnings	406,867	350,557
Accumulated other comprehensive loss	(647,661)	(624,272)
Total ESAB Corporation equity	1,640,800	1,607,399
Noncontrolling interest	41,578	40,258
Total equity	1,682,378	1,647,657
Total liabilities and equity	$3,827,489	$3,828,629

ESAB CORPORATION
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
Dollars in thousands
(Unaudited)

	Three Months Ended
	March 29, 2024	March 31, 2023

Cash flows from operating activities:
Net income	$61,594	$33,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other impairment charges	16,387	21,871
Stock-based compensation expense	4,133	2,994
Deferred income tax	(638)	2,290
Non-cash interest expense	1,062	299
Pension settlement loss	12,155	—
Changes in operating assets and liabilities:
Trade receivables, net	(48,946)	(21,048)
Inventories, net	(16,078)	(21,611)
Accounts payable	36,196	28,480
Other operating assets and liabilities	(21,398)	(8,424)
Net cash provided by operating activities	44,467	38,067
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,414)	(7,709)
Proceeds from sale of property, plant and equipment	368	681
Acquisition, net of cash received	(18,067)	(18,721)
Other	(1,501)	—
Net cash used in investing activities	(26,614)	(25,749)
Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	115,000	187,000
Repayments of borrowings on term credit facility	(6,250)	—
Repayments of borrowings on revolving credit facility and other	(139,035)	(189,765)
Payment of dividends	(3,635)	(3,033)
Distributions to noncontrolling interest holders	—	(1,249)
Net cash used in financing activities	(33,920)	(7,047)
Effect of foreign exchange rates on Cash and cash equivalents	(9,441)	4,769
(Decrease) increase in Cash and cash equivalents	(25,508)	10,040
Cash and cash equivalents, beginning of period	102,003	72,024
Cash and cash equivalents, end of period	$76,495	$82,064